Exhibit 10.2
March 1, 2010

Mr. Marc Baumann
Standard Parking Corporation
900 North Michigan Avenue
Suite 1600
Chicago, IL 60611

Fax No: (312) 640-8228
E-mail: mbaumann@standardparking.com
Fifth Third’s Reference Number: 0905063673

Dear Marc Baumann:

The purpose of this letter agreement (the “Confirmation”) is to confirm the terms and conditions of the transaction ("Transaction") entered into between Fifth Third Bank ("Fifth Third") and Standard Parking Corporation, a Delaware corporation ("Counterparty"). This Transaction is effective at, and as of 12:01 a.m., California time, on the Trade Date specified below.

1. The parties agree that the Transaction to which this Confirmation relates shall be governed by an ISDA Master Agreement (without a Schedule), in the pre-printed form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) as published by the International Swaps and Derivatives Association, Inc. (the "Master Agreement"), which is incorporated by reference herein and deemed to be a single agreement between the parties governing this Transaction and deemed to have been entered into by the parties on or prior to the date of this Transaction. All provisions contained or incorporated by reference in the Master Agreement shall govern this Confirmation except as expressly modified herein or unless later superseded by a master agreement that incorporates a negotiated Schedule thereto between the parties that covers this Transaction (which shall then become the Master Agreement referenced herein).

The Master Agreement, as supplemented by the terms of this Confirmation, the Definitions incorporated by reference herein (including all documents incorporated by reference therein) shall constitute a single agreement between the parties and shall survive termination of this Transaction. For purposes of such Master Agreement, Second Method and Market Quotation shall apply in respect to this Transaction.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.), including the Annex to the 2000 Definitions (collectively the "Definitions"), are incorporated into this Confirmation. In the event of any inconsistency between this Confirmation and the Definitions or the Master Agreement, this Confirmation will govern. This Confirmation and the Master Agreement will evidence a complete binding agreement between you and us as to the terms and conditions of the Transaction to which this Confirmation relates.

2. For purposes of this Confirmation:

(a) The provisions of Section 5(a) of the Master Agreement will not apply to Counterparty following satisfaction of its obligations to make payment of the Fixed Amount described below;

(b) The third line of Section 5(a)(i) of the Master Agreement will be amended by replacing the word ‘third' with the word 'first';

(c) The "Cross-Default" provisions of Section 5(a)(vi) of the Master Agreement will not apply.

(d) Credit Event Upon Merger as described in the Master Agreement will not apply;

March 1, 2010

(e) The Automatic Early Termination provision of Section 6(a) of the Master Agreement will not apply;

(f) For the purposes of Section 6(e) of the Master Agreement, Set-off will not apply;

(g) This Confirmation will be governed by and construed in accordance with the laws of the State of New York, other than any principles therein of conflicts of laws (other than Sections 5-1401 and 5-1402 of the General Obligations Law of New York which shall apply hereto and thereto).

3. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                                 USD 25,000,000.00
Trade Date:                                           February 22, 2010
Effective Date:                                      March 31, 2010
Termination Date:	June 29, 2013, subject to adjustment in accordance with the Modified Following Business Day Convention.
Fixed Amounts
Fixed Payer:                                          See table below
Fixed Amount Payer
Payment Dates:                                    See table below
Fixed Amounts:                                    See table below

Fixed Amount Payer	Fixed Amount Payer Payment Date	Fixed Amount
Counterparty	02/24/2010	USD 403,000.00

Floating Amounts

Floating Rate Payer:           Fifth Third
Cap Rate:                               3.25%
Floating Rate Payer
Payment Dates:
The last day of each March, June, September, and December, beginning with June 30, 2010, continuing up to and including the Termination Date, subject to adjustment in accordance with the designated Business Day Convention.

Floating Rate Option:          USD-LIBOR-BBA

Designated Maturity:          3 Month
Spread:                                   None

Floating Rate Day
Count Fraction:                    Actual/360
Floating Rate for Initial
Calculation Period:              To be determined.

Reset Dates:	The first day of each Floating Rate Payer Calculation Period or Compounding Periods if applicable.
Rate Cut-off Date:                Not Applicable.
Method of Averaging:         Not Applicable.
Compounding:                      Not Applicable
Business Day
Convention:                           Modified Following
Business Days:                    London and New York City
Credit Support
Document:                             Not Applicable.

March 1, 2010

Credit Support Provider
for Counterparty:                 Not Applicable.

Account Details:
Payments due to
Fifth Third:	Counterparty will wire payment(s) to the following account:
Bank Name: Fifth Third Bank
ABA Number: 042000314
Account Name: Capital Markets
Account Number: 4024699832

Payments due to
Counterparty:           Fifth Third will wire payment(s) to the following account:
Bank Name: Fifth Third Bank
ABA Number: 071923909
Account Name: Standard Parking Corporation
Account Number: TBD

Calculation Agent:                              Fifth Third

4.           Special Provisions:                 Not Applicable.

5.           Relationship Between Parties:

Each party represents to the other party that:

(a)           Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

(b)           Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

(c)            Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

(d)           Risk Management. It has entered into this Transaction for the purpose of (i) managing its borrowings or investments, (ii) hedging its underlying assets or liabilities or (iii) in connection with its line of business.

(e)           Agreement to Deliver Documents. Concurrently with execution and delivery of this Confirmation, Counterparty agrees to provide Fifth Third any form, document or certificate providing names and signatures of authorized parties on behalf of Counterparty authorized to enter into and deliver the Confirmation.

(f)           Addresses for Notices. For the purpose of Section 12(a) of the Master Agreement, address for notices or communication to Fifth Third and Counterparty shall be as follows:

March 1, 2010

Fifth Third:

Fifth Third Bank
Capital Markets
38 Fountain Square
Cincinnati, OH 45263
Telecopy No.: (513) 534-3461
Attention: Capital Markets Group

Counterparty:

Standard Parking Corporation
900 North Michigan Avenue, Suite 1600
Chicago, IL 60611
Attention: Marc G. Baumann
Telephone: (312) 274-2199

(g)           Multibranch Party. For the purpose of Section 10(c) of the Master Agreement:

Fifth Third is not a Multibranch Party.

Counterparty is not a Multibranch Party.

(h)           Severability. Any provision of this Confirmation which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Confirmation or affecting the validity or enforceability of such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

(i)           WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY TRIAL OR LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY TRANSACTION OR THE MASTER AGREEMENT.

6. Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign one copy of this telecopy Confirmation and returning it to us by telecopier to:

Fifth Third Bank,
Attention: Capital Markets Group
Fax: (513) 534-3461

Yours sincerely,

Fifth Third Bank

By:           /s/ Mike Sams

Name:      Mike Sams

Its:           Authorized Signatory

March 1, 2010

Accepted and confirmed as of the Trade Date:

Standard Parking Corporation,
a Delaware corporation

By:           /s/ G. Marc Baumann

Name:      G. Marc Baumann

Its:           Chief Financial Officer